Exhibit 99.1

Xometry Reports Record Third Quarter 2025 Results

•
Q3 revenue increased 28% year-over-year to a record $181 million, driven by robust marketplace growth.
•
Q3 marketplace revenue growth accelerated to 31% year-over-year, driven by strong enterprise growth and expanded networks of buyers and suppliers.
•
Q3 gross profit increased 29% year-over-year to a record $72.0 million, driven by record marketplace gross margin of 35.7%.
•
Q3 Adjusted EBITDA improved $6.8 million year-over-year to Adjusted EBITDA of $6.1 million driven by expanding marketplace gross margin and strong operating expense leverage.
•
Strong operating results were driven by consistent execution across growth initiatives: expanding buyer and supplier networks, driving deeper enterprise engagement, further expanding the marketplace platform, growing internationally, and enhancing supplier services.

NORTH BETHESDA, MD., November 4, 2025 /Globe Newswire/-- Xometry, Inc. (NASDAQ: XMTR), the global AI-powered marketplace connecting buyers and suppliers of custom manufacturing, today announced its financial results for the third quarter ended September 30, 2025.

“This was another record quarter for Xometry as enterprise customers rapidly adopt our supply chain solutions,” said Randy Altschuler, CEO at Xometry. “In Q3, we delivered 31% marketplace revenue growth year-over-year underscoring the strength of our platform and strategic global network.”

“In Q3, we delivered accelerated marketplace revenue growth and a robust marketplace gross margin which increased 210 basis points year-over-year to 35.7%,” said James Miln, Xometry’s CFO. “Our Adjusted EBITDA improved by $6.8 million year-over-year to $6.1 million. We expect to deliver 20% annual incremental Adjusted EBITDA margins as we scale to $1 billion in revenue.”

Third Quarter 2025 Financial Highlights

•
Marketplace revenue for the third quarter of 2025 was $167 million, an increase of 31% year-over-year.
•
Marketplace Active Buyers increased 21% from 64,851 as of September 30, 2024 to 78,282 as of September 30, 2025.
•
Marketplace Accounts with Last Twelve-Months Spend of at least $50,000 increased 14% from 1,506 as of September 30, 2024 to 1,724 as of September 30, 2025.
•
Supplier services revenue for the third quarter of 2025 was $14.1 million, a decrease of 4% year-over-year.
•
Net loss attributable to common stockholders for the third quarter of 2025 was $11.6 million.
•
Adjusted EBITDA for the third quarter of 2025 was $6.1 million, reflecting an improvement of $6.8 million year-over-year.
•
Non-GAAP net income for the third quarter of 2025 was $6.2 million, as compared to a Non-GAAP net income of $1.1 million in the third quarter of 2024.
•
Cash, cash equivalents and marketable securities were $225 million as of September 30, 2025.

Business highlights since Xometry’s last earnings announcement include:

•
Xometry launched the new Workcenter mobile app. The Workcenter platform is Xometry’s proprietary all-in-one quote-to-cash solution enabling its partners to source and consolidate work, manage operations, monitor performance and secure cash flow. This powerful new app is designed to help suppliers within the Xometry partner network manage job offers, production workflows and shop performance – anytime, anywhere. Additionally, the new app provides for better communication flow to ensure partners are quickly informed of critical updates and job opportunities. The app also enables seamless data capture through photos, certifications, signatures, and status updates to improve accuracy and get information flowing quickly, delivering greater quality, transparency, and responsiveness to customers.
•
Xometry launched auto-quotes for injection molding services in the U.S., following a launch earlier this year in Europe. Xometry’s new auto-quoting capability simplifies the injection molding manufacturing process in a seamless digital experience, to enable customers to move quickly from design to finished part. Xometry’s proprietary AI-powered platform manages the full lifecycle of injection molding needs from initial quoting to delivery to reordering. The platform enables a spectrum of injection molding options – from prototype and low-volume bridge tooling to high-volume, multi-cavity production tooling in over 35 different materials, colors and finishes.
•
Thomas launched a new dynamic ad-serving technology platform. The new pay-for-performance platform enables advertisers to set budgets, better define their target audience, maximize ad effectiveness and improve return on investment (ROI) tracking.
•
Xometry advanced its AI-powered Design for Manufacturing (DFM) capabilities, expanding its automated extraction engine that interprets technical drawings and CAD files. This enhancement improves the accuracy of quotes and supplier matching by automatically identifying key manufacturing attributes (such as materials, processes or tolerances) directly from the part's design.
•
Xometry EU expanded its marketplace with new materials and faster lead times. Xometry EU added over two dozen new materials including new metals (bronze) and engineering plastics (acrylics). Additionally, the EU marketplace expanded its delivery options, offering express manufacturing options for CNC, sheet metal and 3D printing.
•
Xometry EU launched its parts library. The library simplifies how customers manage and reuse part data across projects. It automatically gathers all 3D models and drawings from past quotes and orders, making it easier to reorder parts and reuse designs. Buyers can also view project history, see where each part was used, and download models and drawings directly from the library.

Financial Summary

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change

Consolidated
Revenue	$180,715	$141,698	28%	$494,234	$396,983	24%
Gross profit	72,029	55,825	29%	193,536	156,604	24%
Net loss attributable to common stockholders	(11,597)	(10,199)	14%	(53,109)	(40,512)	31%
EPS, basic and diluted, of Class A and Class B common stock	(0.23)	(0.21)	10%	(1.05)	(0.83)	27%
Adjusted EBITDA(1)	6,142	(632)	1072%	10,146	(10,725)	195%
Non-GAAP net income (loss)(1)	6,210	1,114	457%	11,718	(5,234)	324%
Non-GAAP EPS, basic(1), of Class A and Class B common stock	0.12	0.02	500%	0.23	(0.11)	309%
Non-GAAP EPS, diluted(1), of Class A and Class B common stock	0.11	0.02	450%	0.22	(0.11)	300%

Marketplace
Revenue	$166,592	$126,965	31%	$451,168	$351,438	28%
Cost of revenue	107,086	84,347	27%	295,891	235,278	26%
Gross Profit	$59,506	$42,618	40%	$155,277	$116,160	34%
Gross Margin	35.7%	33.6%	2.1%	34.4%	33.1%	1.3%

Supplier services
Revenue	$14,123	$14,733	(4)%	$43,066	$45,545	(5)%
Cost of revenue	1,600	1,526	5%	4,807	5,101	(6)%
Gross Profit	$12,523	$13,207	(5)%	$38,259	$40,444	(5)%
Gross Margin	88.7%	89.6%	(0.9)%	88.8%	88.8%	0.0%
(1)
These non-GAAP financial measures, and the reasons why we believe these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Key Operating Metrics(2):

	As of September 30,
	2025	2024	% Change

Active Buyers(3)	78,282	64,851	21%
Percentage of Revenue from Existing Accounts(3)	98%	97%
Accounts with Last Twelve-Months Spend of at Least $50,000(3)	1,724	1,506	14%

(2)
These key operating metrics are for Marketplace. See “Key Terms for our Key Metrics and Non-GAAP Financial Measures” below for definitions of these metrics.
(3)
Amounts shown for Active Buyers, Accounts with Last Twelve-Months Spend of at Least $50,000 and Percentage of Revenue from Existing Accounts is presented for the quarters ended September 30, 2025 and 2024.

Financial Guidance and Outlook:

	Q4 2025		FY 2025
	(in millions)		(in millions)
	Low	High	Low	High
Revenue	$182	$184	$676	$678
Adjusted EBITDA	$6	$7	$16	$17
•
For Q4 2025, expect revenue of $182-$184 million, representing 23-24% growth year-over-year.
•
For Q4 2025, expect Adjusted EBITDA of $6-$7 million, an improvement from an Adjusted EBITDA of $1.0 million in Q4 2024.
•
For the full year 2025, we are raising our revenue guidance to $676-$678 million.

•
For the full year 2025, we are raising our Adjusted EBITDA guidance to $16-$17 million.

Xometry’s fourth quarter 2025 and full year 2025 financial outlook is based on a number of assumptions that are subject to change and may be outside of its control. If actual results vary from these assumptions, Xometry’s expectations may change. There can be no assurance that Xometry will achieve these results.

Reconciliation of Adjusted EBITDA on a forward-looking basis to net loss, the most directly comparable GAAP measure, is not available without unreasonable efforts due to the high variability and complexity and low visibility with respect to certain charges excluded from this non-GAAP measure, including interest and dividend income, benefit (provision) for income taxes, charitable contributions of common stock and impairment of assets. Xometry expects the variability of these items could have a significant, and potentially unpredictable, impact on its future GAAP financial results.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Xometry, Inc. (“Xometry”, the “Company”, “we” or “our”) uses Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP Earnings Per Share, basic and diluted, which are considered non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Xometry’s financial performance and should not be considered a substitute for, nor superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Xometry’s peer companies. In addition, from time to time we may present adjusted information (for example, revenue growth) to exclude the impact of certain gains, losses or other changes that affect period-to-period comparability of our operating performance.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. Additionally, non-GAAP financial measures do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

Key Terms for our Key Metrics and Non-GAAP Financial Measures

Marketplace revenue: includes the sale of parts and assemblies on our platform.

Supplier services revenue: includes the sales of marketing and advertising services and, to a lesser extent, financial service products and SaaS-based solutions.

Active Buyers: The Company defines “buyers” as individuals who have placed an order to purchase on-demand parts or assemblies on our marketplace. The Company defines Active Buyers as the number of buyers who have made at least one purchase on our marketplace during the last twelve months.

Active Suppliers: The Company defines “suppliers” as individuals or businesses that have been approved by us to either manufacture a product on our platform for a buyer or have utilized our supplier services, including our digital marketing services, data services, financial services or tools and materials. The Company defines Active Suppliers as suppliers that have used our platform at least once during the last twelve months to manufacture a product.

Percentage of Revenue from Existing Accounts: The Company defines an “account” as an individual entity, such as a sole proprietor with a single buyer or corporate entities with multiple buyers, having purchased at least one part on our marketplace. The Company defines an existing account as an account where at least one buyer has made a purchase on our marketplace.

Accounts with Last Twelve-Month Spend of at Least $50,000: The Company defines Accounts with Last Twelve-Month Spend of at Least $50,000 as an account that has spent at least $50,000 on our marketplace in the most recent twelve-month period.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA): The Company defines Adjusted EBITDA as net loss, adjusted for interest expense, interest and dividend income and other expenses, and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, amortization of lease intangible, (benefit) provision for income taxes, stock-based compensation, payroll tax expense related to stock-based compensation, charitable contributions of common stock, income from unconsolidated joint venture, impairment of assets, restructuring charges and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Non-GAAP net income (loss): The Company defines non-GAAP net income (loss) as net loss adjusted for depreciation and amortization, stock-based compensation, payroll tax expense related to stock-based compensation, amortization of lease intangible, amortization of deferred costs on convertible notes, gain on sale of property and equipment, charitable contributions of common stock, lease termination, impairment of assets, restructuring charges, loss on debt extinguishment and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Non-GAAP Earnings Per Share, basic and diluted (Non-GAAP EPS, basic and diluted): The Company calculates non-GAAP earnings per share, basic and diluted as non-GAAP net income (loss) divided by the weighted average number of basic or dilutive shares of common stock outstanding.

Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP EPS, basic and diluted, provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

About Xometry

Xometry’s (NASDAQ: XMTR) AI-powered marketplace, popular Thomasnet® industrial sourcing platform and suite of cloud-based services are rapidly digitizing the manufacturing industry. Xometry provides manufacturers the critical resources they need to grow their business and streamlines the procurement process for buyers through real-time pricing and lead time data. Learn more at xometry.com and xometry.eu.

Conference Call and Webcast Information

The Company will host a conference call and webcast to discuss the results at 8:30 a.m. ET (5:30 a.m. PT) on November 4, 2025. In addition to its press release announcing its third quarter 2025 financial results, Xometry will release an earnings presentation, which will be available on its investor website at investors.xometry.com.

Xometry, Inc. Third Quarter 2025 Earnings Presentation and Conference Call

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Tuesday, November 4, 2025
•
8:30 a.m. Eastern / 5:30 a.m. Pacific
•
To access the webcast use the following link: https://register-conf.media-server.com/register
•
You may also visit the Xometry Investor Relations Homepage at investors.xometry.com to listen to a live webcast of the call

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our beliefs regarding our financial position and operating performance, including our outlook and guidance for the fourth quarter of 2025 and the full year 2025; our expectations regarding our growth; and statements regarding our strategies, initiatives, products and platform capabilities. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth, financial performance, our ability to forecast our performance due to our limited operating history, investments in new products or offerings, our ability to attract buyers and sellers to our marketplace, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, our brand and reputation, and the impact of fluctuations in general macroeconomic conditions, such as fluctuations in inflation and rising interest rates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Investor Contact:	Media Contact:
Shawn Milne VP Investor Relations 240-335-8132 shawn.milne@xometry.com	Lauran Cacciatori VP Communications 773-610-0806 lauran.cacciatori@xometry.com

Xometry, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$20,845	$22,232
Marketable securities	203,674	217,603
Accounts receivable, less allowance for credit losses of $6.5 million as of September 30, 2025 and $4.9 million as of December 31, 2024	98,887	73,962
Inventory	4,241	3,915
Prepaid expenses	5,904	4,954
Other current assets	7,554	4,874
Total current assets	341,105	327,540
Property and equipment, net	54,545	44,825
Operating lease right-of-use assets	5,333	8,462
Investment in unconsolidated joint venture	4,209	4,065
Intangible assets, net	29,456	32,139
Goodwill	263,770	262,686
Other assets	459	412
Total assets	$698,877	$680,129
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued cost of revenue	$46,242	$35,023
Other accrued expenses	33,306	24,401
Contract liabilities	11,322	7,948
Income taxes payable	730	979
Operating lease liabilities, current portion	2,547	6,436
Total current liabilities	94,147	74,787
Convertible notes	326,943	283,628
Operating lease liabilities, net of current portion	3,965	5,072
Deferred income taxes	185	229
Other liabilities	547	817
Total liabilities	425,787	364,533
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.000001 par value. Authorized; 50,000,000 shares; zero shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Class A Common stock, $0.000001 par value. Authorized; 750,000,000 shares; 49,557,368 shares and 48,289,274 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Class B Common stock, $0.000001 par value. Authorized; 5,000,000 shares; 1,475,311 shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	698,972	685,054
Treasury stock, at cost, 220,994 and zero shares as of September 30, 2025 and December 31, 2024, respectively	(8,080)	—
Accumulated other comprehensive income (loss)	4,454	(328)
Accumulated deficit	(423,382)	(370,273)
Total stockholders’ equity	271,964	314,453
Noncontrolling interest	1,126	1,143
Total equity	273,090	315,596
Total liabilities and stockholders’ equity	$698,877	$680,129

Xometry, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenue	$180,715	$141,698	$494,234	$396,983
Cost of revenue	108,686	85,873	300,698	240,379
Gross profit	72,029	55,825	193,536	156,604
Operating expenses
Sales and marketing	32,649	27,204	88,866	81,891
Operations and support	18,403	14,698	53,225	42,918
Product development	12,524	9,344	34,703	28,952
General and administrative	19,463	16,060	53,433	47,470
Impairment of assets	49	-	49	-
Total operating expenses	83,088	67,306	230,276	201,231
Loss from operations	(11,059)	(11,481)	(36,740)	(44,627)
Other (expenses) income
Interest expense	(1,278)	(1,187)	(3,648)	(3,564)
Interest and dividend income	2,139	2,781	6,591	8,275
Other expenses	(1,636)	(444)	(19,882)	(1,064)
Income from unconsolidated joint venture	220	162	544	493
Total other (expenses) income	(555)	1,312	(16,395)	4,140
Loss before income taxes	(11,614)	(10,169)	(53,135)	(40,487)
Benefit (provision) for income taxes	17	(30)	25	(20)
Net loss	(11,597)	(10,199)	(53,110)	(40,507)
Net (loss) income attributable to noncontrolling interest	-	-	(1)	5
Net loss attributable to common stockholders	$(11,597)	$(10,199)	$(53,109)	$(40,512)
Net loss per share, basic and diluted, of Class A and Class B common stock	$(0.23)	$(0.21)	$(1.05)	$(0.83)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted, of Class A and Class B common stock	50,920,588	49,282,164	50,653,997	48,901,475

Net loss	$(11,597)	$(10,199)	$(53,110)	$(40,507)
Comprehensive income:
Foreign currency translation	180	795	4,766	430
Total other comprehensive income	180	795	4,766	430
Comprehensive loss	(11,417)	(9,404)	(48,344)	(40,077)
Comprehensive income (loss) attributable to noncontrolling interest	7	(23)	(17)	8
Total comprehensive loss attributable to common stockholders	$(11,424)	$(9,381)	$(48,327)	$(40,085)

Xometry, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(53,110)	$(40,507)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,741	9,622
Impairment of assets	49	—
Reduction in carrying amount of right-of-use asset	3,350	3,328
Lease termination	(14)	—
Stock-based compensation	25,985	21,115
Revaluation of contingent consideration	—	137
Income from unconsolidated joint venture	(144)	(93)
Donation of common stock	2,080	1,063
Loss on debt extinguishment	16,430	—
Gain on sale of property and equipment	—	(23)
Amortization of deferred costs on convertible notes	1,527	1,394
Deferred tax benefit	(44)	(30)
Changes in other assets and liabilities:
Accounts receivable, net	(23,370)	(8,263)
Inventory	(192)	(598)
Prepaid expenses	(904)	786
Other assets	(1,233)	4,354
Accounts payable and accrued cost of revenue	10,728	(18,293)
Other accrued expenses	9,100	6,782
Contract liabilities	3,170	916
Lease liabilities	(5,202)	(5,068)
Other liabilities	(24)	529
Income taxes payable	(249)	(1,620)
Net cash provided by (used in) operating activities	1,674	(24,469)
Cash flows from investing activities:
Purchases of marketable securities	(6,571)	(16,253)
Proceeds from sale of marketable securities	20,500	15,000
Purchases of property and equipment	(19,911)	(13,560)
Proceeds from sale of property and equipment	—	79
Net cash used in investing activities	(5,982)	(14,734)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	250,000	—
Costs incurred in connection with issuance of convertible notes	(8,650)	—
Payments for repurchase of convertible notes	(215,992)	—
Purchase of capped calls	(17,475)	—
Purchase of treasury stock	(8,080)	—
Proceeds from stock options exercised	2,703	3,215
Net cash provided by financing activities	2,506	3,215
Effect of foreign currency translation on cash and cash equivalents	415	(6)
Net decrease in cash and cash equivalents	(1,387)	(35,994)
Cash and cash equivalents at beginning of the period	22,232	53,424
Cash and cash equivalents at end of the period	$20,845	$17,430
Supplemental cash flow information:
Cash paid for interest	$2,600	$2,875
Non-cash investing and financing activities:
Non-cash purchase of property and equipment	74	—
Non-cash consideration in connection with business combination	625	—

Xometry, Inc. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Adjusted EBITDA:
Net loss	$(11,597)	$(10,199)	$(53,110)	$(40,507)
Add (deduct):
Interest expense, interest and dividend income and other expenses(1)	775	(1,150)	16,939	(3,647)
Depreciation and amortization(2)	5,000	3,213	13,741	9,622
Amortization of lease intangible	180	180	540	540
(Benefit) provision for income taxes	(17)	30	(25)	20
Stock-based compensation(3)	10,748	6,954	25,985	21,115
Payroll tax expense related to stock-based compensation	366	96	2,100	876
Acquisition and other(4)	—	—	927	686
Charitable contribution of common stock	950	406	2,080	1,063
Income from unconsolidated joint venture	(220)	(162)	(544)	(493)
Impairment of assets	49	—	49	—
Restructuring charges(5)	(92)	—	1,464	—
Adjusted EBITDA	$6,142	$(632)	$10,146	$(10,725)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Non-GAAP Net Income (Loss):
Net loss	$(11,597)	$(10,199)	$(53,110)	$(40,507)
Add (deduct):
Depreciation and amortization(2)	5,000	3,213	13,741	9,622
Stock-based compensation (3)	10,748	6,954	25,985	21,115
Payroll tax expense related to stock-based compensation	366	96	2,100	876
Amortization of lease intangible	180	180	540	540
Amortization of deferred costs on convertible notes	590	464	1,527	1,394
Acquisition and other(4)	—	—	926	686
Gain on sale of property and equipment	—	—	—	(23)
Charitable contribution of common stock	950	406	2,080	1,063
Lease termination	16	—	(14)	—
Impairment of assets	49	—	49	—
Restructuring charges(5)	(92)	—	1,464	—
Loss on debt extinguishment	—	—	16,430	—
Non-GAAP Net Income (Loss)	$6,210	$1,114	$11,718	$(5,234)

Adjustments to numerator	$540	$—	$457	$—
Weighted-average number of shares outstanding used to compute Non-GAAP Net Income (Loss) per share, basic and diluted, of Class A and Class B common stock	50,920,588	49,282,164	50,653,997	48,901,475
Non-GAAP weighted-average effect of potentially dilutive Class A common stock	9,957,018	—	4,768,815	—
Non-GAAP weighted-average shares used to compute Non-GAAP Net Income (Loss) per share, diluted	60,877,606	49,282,164	55,422,812	48,901,475

EPS, basic and diluted, of Class A and Class B common stock	$(0.23)	$(0.21)	$(1.05)	$(0.83)
Non-GAAP EPS basic, of Class A and Class B common stock	$0.12	$0.02	$0.23	$(0.11)
Non-GAAP EPS diluted, of Class A and Class B common stock	$0.11	$0.02	$0.22	$(0.11)

(1)
Other expenses includes loss on debt extinguishment.
(2)
Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, as included in the Company’s GAAP results of operations.
(3)
Represents the non-cash expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.
(4)
Includes adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.
(5)
Costs associated with the 2025 reduction in workforce.

Xometry, Inc. and Subsidiaries

Reconciliation of GAAP EPS to Non-GAAP EPS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Non-GAAP EPS:
GAAP EPS, diluted, of Class A and Class B common stock	$(0.23)	$(0.21)	$(1.05)	$(0.83)
Non-GAAP effect of potentially dilutive Class A common stock	0.04	—	0.14	—
Add (deduct):
Depreciation and amortization	0.08	0.07	0.25	0.20
Stock-based compensation	0.18	0.14	0.47	0.43
Payroll tax expense related to stock-based compensation	0.01	—	0.03	0.02
Amortization of lease intangible	—	—	0.01	0.01
Amortization of deferred costs on convertible notes	0.01	0.01	0.03	0.03
Acquisition and other	—	—	0.02	0.01
Gain on sale of property and equipment	—	—	—	—
Charitable contribution of common stock	0.02	0.01	0.03	0.02
Lease termination	—	—	—	—
Impairment of assets	—	—	—	—
Restructuring charges	—	—	0.02	—
Loss on debt extinguishment	—	—	0.27	—
Non-GAAP EPS, diluted, of Class A and Class B common stock	$0.11	$0.02	$0.22	$(0.11)

Xometry, Inc. and Subsidiaries

Segment Results

(In thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Segment Revenue:
U.S.	$151,093	$117,584	$414,646	$333,113
International	29,622	24,114	79,588	63,870
Total revenue	$180,715	$141,698	$494,234	$396,983

Segment Cost of Revenue:
U.S.	$90,933	$70,862	$251,841	$200,829
International	17,753	15,011	48,857	39,550
Total cost of revenue	$108,686	$85,873	$300,698	$240,379

Segment Adjusted EBITDA:
U.S.	$10,349	$1,389	$20,234	$(3,848)
International	(4,207)	(2,021)	(10,088)	(6,877)
Total Adjusted EBITDA	$6,142	$(632)	$10,146	$(10,725)

Xometry, Inc. and Subsidiaries

Supplemental Information

(In thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Summary of Stock-based Compensation Expense and Payroll Taxes Related to Stock-based Compensation Expense
Sales and marketing	$3,170	$1,913	$7,809	$6,000
Operations and support	3,712	2,259	9,450	6,843
Product development	2,583	1,543	6,410	5,047
General and administrative	1,649	1,335	4,416	4,101
Total stock-based compensation expense and payroll taxes related to stock-based compensation	$11,114	$7,050	$28,085	$21,991

Summary of Depreciation and Amortization Expense
Cost of revenue	$184	$183	$550	$549
Sales and marketing	799	794	2,385	2,387
Operations and support	46	32	129	105
Product development	3,723	1,982	9,860	5,912
General and administrative	248	222	817	669
Total depreciation and amortization expense	$5,000	$3,213	$13,741	$9,622

Summary of Restructuring Charges
Sales and marketing	$(27)	—	$62	—
Operations and support	(108)	—	718	—
Product development	11	—	510	—
General and administrative	32	—	174	—
Total restructuring charges	$(92)	—	$1,464	—